UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2012

GOLDEN STAR RESOURCES LTD.

(Exact name of registrant as specified in its charter)

CANADA	1-12284	98-0101955
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10901 West Toller Drive, Suite 300 Littleton, Colorado (Address of principal executive offices)		80127-6312 (Zip Code)

Registrant’s telephone number, including area code: 303-830-9000

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On February 13, 2012, the Board of Directors (the “Board”) of Golden Star Resources Ltd. (the “Corporation”) approved the adoption of the Share Appreciation Rights Plan (the “Plan”), together with the form of grant agreement for the Plan. The Plan is intended to provide incentive compensation based on the appreciation in value of the Corporations’ common shares over a specified period of time. Under the Plan, the Corporation may from time to time grant awards of share appreciation rights (“SARs”) to current and future directors, executive officers, employees and consultants of the Corporation and/or its subsidiaries (“Eligible Participants”).

The Plan will be administered by the Compensation Committee, which will determine from time to time which Eligible Participants will participate in the Plan and whether SARs are to be granted to Eligible Participants, as well the terms of the grants, including the vesting provisions applicable to specific SARs grants. Under the Plan, there are special vesting and exercise provisions in the event of termination for death, disability and retirement.

Upon exercise of a SAR, the Eligible Participant will be entitled to receive an award amount determined by multiplying the amount by which the fair market value of one common share determined as of the date of such exercise exceeds the fair market value of one common share determined as of the grant date of such SAR. No SARs will be settled in shares; rather, all SARs exercises will be settled solely in cash. The Plan is set to expire on February 13, 2022. The maximum number of SARs that may be granted to any Eligible Participant in any calendar year will not exceed 800,000 SARs, and Eligible Participants will have no rights whatsoever as a shareholder of the Corporation or of a subsidiary in respect of any SARs.

The foregoing summary of the material terms of the Plan is by its nature incomplete. For further information regarding the terms and conditions of the Plan, please refer to the Plan, which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Golden Star Resources Ltd. Share Appreciation Rights Plan, dated as of February 13, 2012

10.2	Form of grant agreement for the Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2012

Golden Star Resources Ltd.

By:	/s/ Roger Palmer
Roger Palmer
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Golden Star Resources Ltd. Share Appreciation Rights Plan, dated as of February 13, 2012

10.2	Form of grant agreement for the Plan